Exhibit 10.42

LEASE AGREEMENT

BETWEEN

MAYA PLANTATION, INC.

(“LANDLORD”)

AND

FLOWER FARM DIRECT / PROFLOWERS INC.

(“TENANT”)

*	Material has been omitted pursuant to a request for confidential treatment.

INDUSTRIAL LEASE

THIS LEASE AGREEMENT dated as of 1st day of October, 1999, by and between MAYA PLANTATION, INC., 1351 N.W. 78th Ave., Miami Florida 33126, hereinafter referred to as “LANDLORD”, and FLOWER FARM DIRECT / PROFLOWERS Inc., located at 3066 N.W. 30th Way, Boca Raton, Florida 33431, hereinafter referred to as “TENANT”.

RECITALS

A. LANDLORD for and in consideration of the covenants and agreements hereinafter set forth does hereby lease to TENANT and TENANT does hereby hire from LANDLORD that portion of a certain parcel of real estate and all improvements thereon located in and/or around such real estate (hereinafter called the “Premises” or “Demised Premises”) lying, being and situated in Dade County, Florida, with a street address at 1351 NW 78th Avenue, Miami, Dade County, Florida 33126, for the term hereinafter stated, for the rents hereinafter reserved.

B. Subject to the terms and provision of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, a portion of those certain Premises (the Premises), located at 1351 NW 78th Avenue, Miami, Dade County, Florida 33126 containing certain warehouse space, more particularly described in Exhibit “B”, attached hereto; and certain office space, more particularly described is Exhibit “D”, attached hereto, and the use of certain furniture and office equipment, more particularly described in Exhibit “E”; and which includes a pro-rata portion of the lobby, a pro rata portion of the automobile parking areas, driveways, truck and service courts, walks and other facilities as may be attached to the building. LANDLORD hereby Demises unto TENANT, and TENANT hereby leases from LANDLORD, for the term and specifically upon the terms and conditions set forth in this Lease, the Demised Premises (as defined in the attached exhibits, including the use of coolers which shall remain the property of the Landlord but shall be serviced and maintained by the TENANT. The use and occupation by the TENANT of the Demised Premises shall include a pro rata usage of the automobile parking areas, driveways, truck and service courts, walks and other facilities as may be attached to the building.

AGREEMENT

1. Term:

The term of this lease shall be of a period of 24 months, commencing on January 15, 2000, and ending on December 31, 2001. Tenant to have a two (2) year option exercisable in writing 90 pays prior to the end of current leases.

2. Rent:

The rent reserved under this Lease for the term, hereof shall be and consist of:

A. The TENANT shall begin paying rent on October 15, 1999, at a rate of $533.00 per month for months of October, November and December for the temporary use of two office spaces for this three month period in the north west wing of the Demised Premises, more particularly described in Exhibit “C”, attached hereto. On January 15, 2000, hereinafter the “Effective Date”, the TENANT shall begin paying rent based on the full square footage, as described below.

B. The space designated as warehouse (Exhibit B), comprises approximately of 12,700 usable square feet (15,200 rentable square feet). Space designated as offices (Exhibit D), comprises approximately of 1,250 usable square feet (1,500 rentable square feet). Base Rental beginning January 15, 2000, shall be $152,400.00 per annum for the designated warehouse space, $19,500.00 per annum for office space, which shall be payable in advance, in equal monthly installments $14,325.00 plus Florida sales tax, without deduction or set-off and without prior demand therefore, on the first day of each and every calendar month during the term of this Lease beginning on February 1, 2000. The TENANT shall commence paying rent as of the Effective Date but shall pro-rate the month of January with the January 2000 rent payable in the amount of $7162.50. The Base Rental per Square Foot shall be increased annually following the 24th month of the lease term as follows: During the renewal period, the Base Rent shall be adjusted by increasing the Base Rent of the Last Year of the lease term by 4 % percentage.

C. All taxes in the nature of sales, use, or similar taxes, now or hereinafter assessed or levied by any taxing authority upon the payment of fixed rent, and which the LANDLORD is required or permitted to collect from TENANT, shall be payable simultaneously with the payment of Base Rent. The current Florida State Sales Tax is 6.5% and will be adjusted in the event of change of said Florida sales tax.

D. TENANT covenants and agrees to pay a late charge for any payment of Base Rent not received by LANDLORD on or before the 5th day of each month and for any other payment not received by LANDLORD on or before the date when same is due. Said late charge shall be computed from the first day of the month in the case of Rent and from the date when same is due in case of any other payment. The amount of the late charge shall be an amount equal to the interest commencing on the dates aforesaid, ending on the date of receipt of the sum(s) by LANDLORD and having a rate equal to Twelve percent (12%) per annum. In the event any late charge is due to LANDLORD, LANDLORD shall advise TENANT in writing and TENANT shall pay said late charge to LANDLORD not later than the date when the next payment of Rent is due.

E. Rent shall be payable to:

MAYA PLANTATION, INC.

1351 N.W. 78th Ave

Miami, Florida 33126

F. Common Area Operating Expenses. Upon written notice, Landlord reserves the right to arrange and charge Tenant for the reasonable cost of any extraordinary trash or garbage removal created by Tenant, including such removal as may be required in connection with the commencement or termination of Tenant’s business in the Demised Premises. Furthermore, Landlord specifically reserves the right to require Tenant, or any other Tenant in the center, to pay for trash removal services directly to the company or entity supplying same, and/or to contract directly for trash removal services with a company or entity selected or approved by Landlord provided that such contract does nor impede operations of Tenant, or require an unreasonable expense to Tenant.

i) The term Common Areas refers to all areas within the Premises which are now or hereafter made available for general use, convenience and benefit of Tenant and other persons entitled to occupy floor area in the Premises, including, without limiting the generality of the foregoing, automobile parking areas, including any parking structures, entrances and exits thereto, employee parking areas, truck ways, service courts, cafeterias, loading docks, stairways, driveways, open or enclosed hallways, rest room facilities, reception areas, sidewalks, landscaped and planted areas. Landlord shall have the right, from time to time, upon written notice, to change the area, level, location, amount and arrangement of such parking areas and all other facilities referred to above, to restrict parking by Tenants and their employees to employee parking areas, and to make all rules and regulations pertaining to and necessary for, in Landlord’s sole judgement, the proper operation and maintenance of said Common Areas, provided such change does not unreasonable impede or interfere with Tenant’s operations or affect a pro-rata allocation of parking spaces. Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of properly from within such motor vehicles.

G. Tenant shall promptly pay all Base Rents, additional rents, and other charges and render all statements herein prescribed at Landlord’s Address, as set forth above, or to such other person or corporation, and at such other place as may be designated from time to time by Landlord in writing. If Landlord shall pay any monies or incur any reasonable expenses in correction of an uncured violation of any covenant, undertaking or agreement of Tenant as is set forth in this Lease, the amounts so paid or incurred shall be at Landlord’s option and on notice to Tenant, be considered additional rent payable by Tenant with the next installment of rent thereafter to become due and payable and may be collected or enforced as by law provided in respect to payment of rent. All checks shall be received subject to clearance.

H. Anything contained in this Lease to the contrary notwithstanding, it is specifically agreed that Landlord shall in no event be construed or deemed to be a partner or engaged in a joint venture with, or an associate of, Tenant in the conduct of its business and the Landlord shall absolutely not be liable for any debts or other liabilities of any kind or sort whatsoever incurred by Tenant in the conduct of its business or otherwise. Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of the Tenant. The relationship of the Parties during the term of this Lease shall at all times be solely that of Landlord and Tenant.

I. In the event any payments to Landlord are returned for insufficient funds or otherwise not paid by Tenant’s bank, this Lease shall, at Landlord’s option, be in default, provided Tenant fails to cure within 5 days following the notice of default, in addition to the remedies provided hereof with respect to late rent Tenant shall pay an overhead charge of $40.00 if the face value of the check exceeds $300.00. Provided any three (3) payments are returned for insufficient funds or otherwise not paid by Tenant’s bank, all payments due under this Lease shall be made at Landlord’s option, in cash or by cashier’s check.

3. Security:

Upon execution and delivery of this lease, TENANT of this Lease agrees to pay LANDLORD the sum of $28,650.00. This sum shall be retained by LANDLORD as security for the payment by TENANT of the rents herein agreed to be paid by TENANT and for the faithful performance by TENANT of the terms, conditions, and covenants of this Lease. Provided that TENANT shall timely make all payments of the Base Rent due hereunder, within the applicable grace period, the aforesaid payment shall be applied to the payment of the Base Rent for the final month of the Lease Term (or the final month of an extended Lease Term, if any option to extend the Lease Term shall be executed). Otherwise, such amount shall constitute a security deposit. Should TENANT faithfully comply with the terms and conditions of the Lease, such amounts shall be returned to the TENANT, without interest, at the end of the term. It shall not be necessary for the Landlord to maintain the security deposit in a separate account, and Landlord shall be entitled to co-mingle the security deposit with other funds. Promptly upon written demand by Landlord, Tenant shall deposit with Landlord such additional sum as may be necessary to replace any amounts expended therefrom by Landlord pursuant to the provisions hereof, so that there shall always be a security deposit in the sum set forth above.

4. Use:

The TENANT will use and occupy the premises solely for the conduct of TENANT’S business for office and warehouse use and for no other use or purpose. The TENANT will not create nor allow to be created any form of pollution whether noise, smoke, or otherwise within or without the Demised Premises. The TENANT shall as its own cost and expenses obtain any and all licenses and permits necessary for any such use.

4.1 Tenant’s Covenants as to Use and Occupancy. Tenant shall exercise reasonable care in its use of the Premises or Building and shall not do or permit anything to be done in or about the Premises or Building and shall not do or permit anything to be done in or about the Premises or Building, nor bring nor keep anything in the Premises or Building which will in any way affect the fire or other insurance upon the Building, or any of its contents, or which all in any way conflict with any statute, ordinance, rule, regulation, order, law or other requirement (collectively the Law’s) affecting the occupancy and use of the Promises or Building, which is now, or may hereafter be, enacted or promulgated by any public authority. Tenant shall not obstruct or interfere with the rights of other Tenants of the Building, or injure or annoy them. Tenant shall not use, or allow the Premises to be used, for any illegal purpose or purpose constituting a public or private nuisance or for sleeping purposes, and nothing shall be prepared, manufactured, or mixed in the Premises which would emit an odor and/or fumes of any type into or around any part of the Building (other than odors reasonably and ordinarily emitted as a result of Tenancy, permit any noise levels to emanate from the Premises that will interfere with any other occupant of the Building. Tenant shall promptly comply with and execute all of the aforesaid, any Laws and all rules, orders and reasonable regulations of the Southeastern Underwriters Association for the prevention of fires, at Tenant’s own cost and expense. At all times during the term of this Lease and any extensions or renewals thereof, Tenant shall, at its expense, obtain and maintain all permits, licenses and other governmental authorizations which are necessary for the operation of its business and pay all impact fees and special assessments resulting from Tenant’s use of the Premises. In the event any of Landlord’s insurance premiums shall be increased as a result of Tenant’s use and/or occupancy, the increased premiums shall be paid by Tenant on demand from Landlord.

4.2 Noise Control. Tenant shall take such action as is necessary to ensure that the noise emission level at the Premises does not (i) exceed the decibels level set by any applicable regulatory ordinance or (ii) create a nuisance or disturbance for the other occupants of the Building. The Tenant recognizes that noise control and abatement is critical to the operation of the Building. In no event may Tenant’s use interfere with the other occupant’s use of the Building. Tenant shall install, at Tenant’s expense, any soundproofing material, including windows, deemed necessary in Landlord’s sole discretion.

4.3. Affirmative covenants of Tenant.

TENANT AGREES:

A. To comply with any and all requirements of any of the constituted public authorities having, or purporting to have jurisdiction and with the terms of any State, Federal, or local statute, ordinance, or regulation applicable to Tenant or its use of the Demised Premises and to save and hold Landlord harmless from, and by these terms to indemnify Landlord for all penalties, fines, costs, expenses or damages, including, without limitation, Landlord’s reasonable attorney’s fees resulting from Tenant’s failure to do so, and

B. To give Landlord prompt written, full, complete, and specific notice of any accident, fire damage, or injury whatsoever occurring in, on or to the Demised Premises, and

C. That all loading and unloading of goods shall be done only at reasonable times and in the areas and through such entrances as may be designated for such purposes by Landlord and that trailers or trucks shall not be permitted to remain parked overnight in any area of the Office parking area whether loaded or unloaded, and

D. To keep all garbage and refuse in the kind of container reasonably specified by Landlord or garbage service designated by Landlord, and to place the same outside of the Demised Premises prepared for collection in the manner and at the times and places specified by Landlord or garbage service in accordance with all regulations of the public authorities having, or purporting to have, jurisdiction, and

E. To keep outside areas adjoining the Demised Premises clean and not to bum, place or permit any rubbish, obstruction, tables, chairs or merchandise in such areas, and

F. To keep the Demised Premises clean, orderly, sanitary and free from objectionable odors, and from insects, vermin and other pests and, with affirmative action, not to permit any usage or possession of any illegal substance in, on or upon the Demised Premises, and

G. To require Tenant’s principals and Tenant’s employees to park their cars only in those portions of the parking areas that may be designated for that purpose by Landlord and that, if Tenant or Tenant’s principals or employees violate this provision two (2) or more times in any twelve (12) month period during the term of this Lease, Landlord shall give Tenant written notice of Tenant’s violation of this provision. If in the sole opinion of Landlord, unauthorized persons are using any of said areas by reason of the presence of Tenant in the Demised Premises, Tenant, upon demand of Landlord, shall enforce such rights against all such unauthorized persons by appropriate proceedings, and

H. To keep Tenant’s windows, including window or office partitions, in or on the Demised Premises dressed, clean and illuminated and its signs and exterior lights well lighted and clean at all times during the term of this Lease during the normal hours of operation (“Hours of Operation”) and to keep the Demised Premises open for business during Hours of Operation and for such additional hours as Tenant may desire, and

I. To conduct its business in the Demised Premises in all respects in a dignified manner and in accordance with high standards of operation, and

J. To comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease and at any time or times and from tine to time promulgated by Landlord, which Landlord in its reasonable sole discretion shall deem necessary or appropriate in connection with the Demised Premises, or the building(s) provided that the rules do not unreasonably impede or interfere with the operations of the Tenant, and

K. The Tenant shall forthwith pay all liens of contractors, subcontractors, subcontractors, mechanics, laborers, and materialmen and all other items of like character and that Tenant does hereby indemnify Landlord against all legal costs and charges, bond premiums for release of liens, including all attorney’s fees of Landlord incurred in and about the prosecution or defense of any suit in discharging the Demised Premises and, alternatively, the Premises or any part or portion thereof from any liens, charges, judgments, or encumbrances caused or suffered to be caused, directly or indirectly, by Tenant, and that all the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent, and

L. Neither Tenant nor anyone claiming by, through or under Tenant shall place any mechanic’s lien of any kind or character on the Demised Premises and notice is hereby given that no contractor, subcontractor or anyone else that may furnish any material, service or labor to the Demised Premises, at any time, shall be, or become, entitled to any lien thereon whatsoever. Tenant shall provide notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms or corporations that may furnish any such material, service or labor to the Demised Premises. Landlord shall have the right to record a notice of the following provision in the public records of the county in which the Demised Premises is located, to wit:

“All persons to whom these presents may come are put upon notice of the fact that Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises or any portion of the Premises to any mechanics’ or materialmen’s lien or liens of any kind. All persons who may hereafter, during the continuance of this Lease, furnish work, labor, services or materials to the Demised Premises, or any portion of the Premises upon the request or order of Tenant, or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord.

Tenant shall not permit or suffer to be filed or claimed against the Demised Premises or any portion of the during the continuance of this Lease any lien or liens of any kind arising out of the action of Tenant; and if any such lien be claimed or filed, Tenant covenants, within the time now about to be limited, to cause the Demised Premises and the Premises to be released from such claim or lien (“Claim”), either through the deposit into court pursuant to statute of the necessary sums of money, or in any other way which is competent legally to effect the release (‘Release’) of the Demised Premises and the Premises from the Claim. The time within which Tenant must effect such Release of the Demised Premises and/or the Premises, as aforesaid, is as follows:

(i) If the Claim shall have been evidenced through the giving of a written notice of lien claim, and if such notice be filed amongst the Public Records of Broward County, Florida, then Tenant shall effect such Release from such Claim within thirty (30) days after the time when such Claim shall have been filed amongst the Public Records.

(ii) If the Claim be evidenced, without notice having been given as aforesaid, through the filing of a suit in any court having jurisdiction of the subject matter, in which suit the Claim is asserted and sought to be enforced, then Tenant must effect the Release within ten (10) days after the time when service of process shall have been completed against Tenant or Landlord in the suit.

In the event that the Tenant shall violate the terms and provisions of this paragraph, such violations shall constitute an immediate Default under this Lease, and

M. To be responsible for and to pay before delinquency all municipal, county or state taxes, assessments, license fees assessed or imposed during the term of this Lease against any leasehold interest, trade fixtures, merchandise or personal property of any kind, owned or placed in, upon or about Demised Premises by Tenant, and

N. To comply fully with all fire, safety and handicap codes, rules, and regulations, in effect from time to time during the term of this Lease, of the public authorities having or purporting to have jurisdiction and to install, keep, and maintain at Tenant’s cost and expense any and all systems, equipment and the like or differing required by any of the same, including without limitation, the installation of such fire extinguishers and other safety equipment as Landlord may reasonably require. Notwithstanding the foregoing, the Landlord shall be liable for any such compliance regarding the Americans with Disabilities Act with regard to all aspects of the Premises outside of the Demised Premises, and similarly, Tenant shall be responsible for such compliance within the Demised Premises, and

O. That upon the sale or exchange of the Premises, not to look to the original Landlord for accountability for or return of any security deposit, unless said sums were not turned over to new owner of Premises, and

P. That it shall, and hereby does by these terms fully absolutely and unconditionally subordinate its rights hereunder to the lien of a mortgage(s), now or hereafter placed against Landlord’s or its successor’s interest and alternatively, any or all the buildings now or hereafter built in the Premises by Landlord and to any and all advances without limitation, made or to be made thereunder and to the interest thereon and to all renewals, modifications, substitutions, replacements, consolidations and extensions thereof and future advances thereunder and that Tenant will, in the event of the sale, transfer or assignment of Landlord’s interest in the Demised Premises, or all or any portion of the Premises, or in the event any proceedings arc brought for the foreclosure of or for the exercise of any power of sale under any mortgage on the Demised Premises or the Premises, at the option of the mortgagee the Tenant shall attorn to the respective transferee, assignee or purchaser and recognize such party, who must recognize Tenant’s rights prior to any transfer, as Landlord under this Lease (to the extent applicable). Tenant further agrees that upon demand by Landlord that it shall enter into and execute a subordination and attornment agreement. Further, Tenant will from time to time promptly execute upon demand and without charge such documents and instruments in such form and substance as Landlord or its mortgagees or its other lenders may require implementing further, the foregoing subordination and attornment agreement. If Tenant fails to execute and deliver any such documents or instruments within ten (10) days after written request therefor, at Landlord’s option, Tenant shall be in default of this Lease. Further, in the event Tenant fails to timely execute and deliver same to Landlord, then, in that event, Tenant irrevocably constitutes and appoints Landlord with an irrevocable power as Tenant’s special attorney in fact to execute and deliver any such documents or instruments, with such power coupled with an interest.

4.4 The parties agree that the provisions of paragraphs 4.3 and 17 are subject to TENANT’S receiving from a prospective mortgagee a non disturbance agreement which will provide that if TENANT performs its obligations under this lease it may continue to lease the premises on the terms and conditions set forth herein.

5. Assignment:

TENANT may not assign, transfer, or dispose of this Lease during the term hereof without the written consent of the LANDLORD, or underlet the Demised Premises or any part thereof or permit the premises to be occupied by any other persons without the written consent of the LANDLORD, which may not be unreasonable withheld. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than the TENANT, the LANDLORD may, at LANDLORD’S option, after default by the TENANT, collect rent from the assignee, under TENANT, or occupant, and apply the net amount collected to the rent herein reserved, but, no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under TENANT or occupant as TENANT or a release of the TENANT from the further observance and performance by the TENANT of the covenants herein contained.

5.1 In the event of the transfer and assignment by LANDLORD of its interest in this Lease and/or in the building containing the Leased Premises to a person expressly assuming LANDLORD’S obligations under this Lease, LANDLORD herein agrees to obtain an acceptance of this lease prior to a transfer or assignment. LANDLORD shall thereby be released from any further obligations thereunder, and TENANT agrees to look solely to such successor in interest of the LANDLORD for performance of such obligations.

6. Subletting

The TENANT may sublease but shall nevertheless remain unconditionally liable for the performance and financial obligations of all terms and conditions of this lease. The TENANT shall also be solely liable for the performance and financial obligations of all terms and conditions of this lease. The TENANT shall also be solely liable in the event that any sublessee violates the terms and conditions of this lease.

7. Construction, Applicable Law:

The words “LANDLORD” and “TENANT” as used herein shall include plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one LANDLORD or TENANT, the obligations imposed hereunder upon the LANDLORD and TENANT shall be joint or several. The section headings or titles in this Lease are not a part hereof shall have no effect upon the construction of interpretation of any part hereof. This Lease shall be construed and enforced under the laws of the State of Florida. Should any provisions of this Lease be illegal or unenforceable under such laws, it or they shall be considered severable and this Lease and its conditions shall remain in force and be binding upon the parties hereto just as though the illegal or unenforceable provisions had never been included herein.

8. Condition of the Premises:

TENANT expressly acknowledges that it has agreed to accept the Premises in the aforementioned condition.

9. Acceptance of the Premises:

TENANT’s execution of this Lease shall he conclusive evidence that the Demised Premises were in good order and satisfactory condition on the day TENANT took possession. No promise of the LANDLORD to alter, remodel, or improve the Demised Premises and no representation respecting the condition of the Demised Premises have been made by the LANDLORD to the TENANT unless the same is contained herein or made a part thereof, and the TENANT will make no claim on account of any representations whatsoever, whether made by any renting agent, broker, officer, or other representatives of LANDLORD or which may be contained in any circular, prospectus, or advertisement relating to the Demised Premises, unless, the same is specifically set forth or referenced in this Lease with the exception as to any latent defects or latent omissions, if any, in the condition of the Demised Premises and violations of the Dade County Building Code.

10. Repairs and Maintenance:

The TENANT will, at Tenant’s sole cost and expense keep the Demised Premises in good repair and Tenantable condition during the term of this Lease (or during the extended Lease Term, if any of the options to extend the Lease Term shall be executed). The repair and maintenance of the exterior of the Demised Premises, including without limitation, structural interior portions of the Demised Premises; including storefronts, exterior windows, heating and air conditioning systems, shall be the sole responsibility of the LANDLORD and the LANDLORD’S expense.

10.1 The TENANT will, at the termination of this Lease, by lapse of time or otherwise, surrender the Premises in good working order and shall surrender all keys for the Premises to LANLORD. TENANT shall remove all its trade fixtures, leased equipment and any alterations or improvements which LANDLORD requests to be removed before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. TENANT’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of the Lease.

10.2 The TENANT agrees to enter into, at its own cost and expense, an annual contract for regularly scheduled preventative maintenance and repair, with a licensed maintenance contractor approved by the conditioning systems and equipment serving the Premises, provided, that such contract may be terminated by TENANT at the end of the Lease Term at no cost to the TENANT, or alternatively, that the LANDLORD shall agree to pay the balance of such contract as of the expiration of the Lease Term. Not later than thirty (30) days following the commencement of this Lease and annually thereafter, TENANT shall furnish to LANDLORD a copy of the air conditioning maintenance contract described above and proof that the annual premium for the maintenance has been paid.

10.3 The service contract must include all services suggested by the equipment manufacturer. The maintenance contractor shall keep a detailed record of all services performed on the Premises and prepare a yearly service report to be furnished to the TENANT and the LANDLORD at the end of each calendar year. The LANDLORD may, but shall not be required to, upon notice to the TENANT, elect to enter into such maintenance/service contract on behalf of the TENANT or perform the work itself, and in either case, charge TENANT therefore, together with reasonable charge of overhead.

11. Alterations:

TENANT shall make no alterations, additions, installments, improvements, or decorations in or to the Premises without the written consent of the LANDLORD, which consent shall not be unreasonably withheld and shall be subject to the foregoing and upon such terms and conditions as LANDLORD may require and stipulate such consent, including without limitations, (a) physical and spatial limitations, (b) governmental approvals, (c) payment, (d) bonding to guarantee the payment of contractor’s fees, (e) indemnification, (f) liens, (g) designation of approved contractors and subcontractors, and (h) Landlord’s insurer’s requirements. This clause shall not be construed to mean that the LANDLORD shall allow any mechanic’s liens upon the Premises based upon the work ordered by the TENANT.

12. Destruction or Damage:

A. In the event that the Demised Premises shall be destroyed or damaged or injured by fire or casualty during the term of this Lease, whereby all or a part thereof shall be rendered untenatable, then the LANDLORD shall have the right, to be exercised by notice to TENANT within ten (10) days after casualty, to render such premises tenatable by repairs within 90 days therefrom subject to extension for delays faced by LANDLORD due to adjustment of insurance proceeds, labor trouble, governmental controls, so-called acts of God, or any other cause beyond LANDLORD’s reasonable control. If said Premises are not rendered tenatable within said time, it shall, be optionable with either party hereto cancel this lease, by written notice to the other, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty and paid rent refunded.

B. No damages, compensation, or claim shall be payable by the LANDLORD for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the building pursuant to this paragraph. If the LANDLORD exercises its rights to restore the Premises, then LANDLORD shall use its best efforts not to unreasonably interfere with the TENANT’s use and occupancy. Notwithstanding anything to the contrary, the LANDLORD shall not be liable for damages or claims if it is unable to obtain insurance.

C. Notwithstanding any of the provisions of the foregoing, if the LANDLORD or the holder of any superior mortgage, as defined hereafter is unable to collect all of the insurance proceeds, if any, applicable to the damage or destruction of the Demised Premises or of the building by fire or some other casualty or cause, by reason of some action or inaction on the part of the TENANT, its agents, employees, or contractors then without prejudice to any other of LANDLORD’s remedies available against TENANT, there shall be no abatement of the rent due for TENANT to the extent of the uncollected insurance proceeds, if any.

D. LANDLORD will not carry separate insurance of any kind covering TENANT’s property. The LANDLORD shall not be liable for the repair of any damage or the replacement of TENANT’s property.

13. Default: LANDLORD’s Remedies:

All rights and remedies of the LANDLORD herein enumerated shall be cumulative, and none shall exclude another or any other right or remedy provided by law.

A. If TENANT or any guarantor of this Lease shall become bankrupt or insolvent or unable to pay its debts as such become due, or file any debtor proceedings or if TENANT or any guarantor shall take or have taken against either party in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of TENANT’s or any such guarantor makes an assignment for the benefit of creditors, or petition for or enters into an arrangement, then this Lease shall terminate and LANDLORD, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of TENANT, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

B. If the TENANT defaults in the payment of rent or in the prompt and full performance of any provisions of this Lease, or if the leasehold interest or the TENANT’s business or Fixtures of the TENANT are levied upon under execution of attached by process of law or the TENANT abandons the Premises, then and in any such event the LANDLORD may, if the LANDLORD so elects, but not otherwise, and after three (10) days written notice thereof to TENANT, forthwith terminate this Lease and the TENANT’s right to possession of the Demised Premises, or terminate only TENANT’s right to possession hereunder.

C. Upon any termination of this Lease, whether by lapse of time or otherwise, the TENANT shall surrender the possession and vacate the Premises immediately, and deliver possession thereof to the LANDLORD, and hereby grants to the LANDLORD full and free license to enter into and upon the Premises in such event with or without process of law and to expel or remove the TENANT and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, and without relinquishing the LANDLORD’s rights to rent or any other right given to LANDLORD hereunder or by operation of law. The TENANT expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of the LANDLORD’s election to terminate this Lease or to re-enter the Premises, except as provided for in subparagraph (b) of this paragraph, and agree that the simple breach of any covenants or provisions of this Lease by the TENANT shall, of itself, without the service of any notice or demand whatsoever, constitute an unlawful detainer by TENANT of the Premises within the meeting of the Statutes of the State of Florida.

D. If the TENANT abandons the Premises or otherwise entitles the LANDLORD so to elect and the LANDLORD does elect to terminate the TENANT’s right to possession only, without terminating the Lease, the LANDLORD may, at the LANDLORD’s option, enter into the Premises, remove the TENANT’s signs and other evidence of tenancy, and take and hold possession thereof without such entry and possession terminating the Lease and releasing the TENANT, in whole or in part from the TENANT’s obligation to pay the rent hereunder for the full term, and in any such case the TENANT shall pay forthwith to the LANDLORD, a sum equal to the entire amount of the rent reserved under Paragraph 2 of this Lease for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease, the LANDLORD may, but need not, relet the Premises or any part thereof for the account of the TENANT to any person, firm, or corporation other than the TENANT for such rent, for such time, and upon such terms as the LANDLORD in the LANDLORD’s sole discretion shall determine; and the LANDLORD shall not be required to accept any Tenant offered by the TENANT. In any such case, the LANDLORD may make repairs, alterations, and additions in or to the Premises and redecorate the same to the extent deemed by the LANDLORD necessary or desirable, and the TENANT shall, upon demand, pay to the LANDLORD the amount of each monthly deficiency upon demand; if the consideration so collected from any such relating is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of the LANDLORD, the LANDLORD shall not be required to account for the surplus to the TENANT.

E. TENANT hereby irrevocably appoints LANDLORD as agent and attorney-in-fact of TENANT, to enter upon the Premises in the event of default by TENANT, and to remove any all furniture and personal property owned or lease by the TENANT situated upon the Premises. Any and all property which may be removed from the Premises by the LANDLORD pursuant to the authority of this Lease or of law, to which the TENANT is or may be entitled, may be handled, removed, or stored by LANDLORD at the risk, cost, and expense of TENANT, and LANDLORD shall in no event be responsible for the value, preservation, or safekeeping thereof, TENANT shall pay to LANDLORD, upon demand, all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the LANDLORD’s possession or under LANDLORD’s control. After it has been stored for a period of ninety (90) days or more, LANDLORD may sell any or all of such property in such manner and at such times and places as LANDLORD in its sole discretion may deem proper, without notice to or demand upon TENANT for the payment of any part of such charges or the removal of any such property and shall apply the proceeds of such sale first to the cost of expenses of such sale, including reasonable attorneys’ fees; second, to the payment of the costs and charges of storing any property; third, to the payment of any other sum of money which may then or thereafter be due to LANDLORD from TENANT under any of the terms hereof; and fourth, the balance, if any to TENANT. The removal and storage of TENANT’s property as above provided shall not constitute a waiver of LANDLORD’s lien thereon.

F. TENANT shall pay upon demand all of LANDLORD’s costs, charges, and expenses, including fees of counsel, agents; and others retained by LANDLORD, incurred in enforcing TENANT’s obligations hereunder or incurred by LANDLORD in any litigation, negotiations, or transaction in which TENANT causes LANDLORD, without LANDLORD’s fault, to become involved or concerned. Attorneys’ fees shall be awardable for all phases of litigation, trial, as well as appellate. To perfect and assist in the implementation of certain of LANDLORD’s rights in and to the TENANT’s personal property, TENANT hereby pledges and assigns to LANDLORD and grants unto LANDLORD a lien upon all furniture, fixtures, goods, and chattels of TENANT which shall or may be brought or put on Premises as further security for the faithful performance of the terms, provisions, conditions, and covenants of this Lease, and TENANT specifically agrees that said lien may be enforced by distress, foreclosure, or otherwise at the election of the LANDLORD. LANDLORD agrees that it will not file nor cause to be filed by any UCC-1 Financing Statement in connection with any lien granted unto LANDLORD by TENANT hereunder. TENANT hereby expressly waives and renounces for himself and family, any and all homestead and exemption right he may have now or hereafter, under or by virtue of the Constitution or laws of the State of Florida, or of any other State, or of the United States, as against the payment of rent or any other charges payable by TENANT hereunder or any other obligation or damage that may accrue under the terms of the Agreement.

14. Utilities.

The TENANT shall be solely responsible for and agrees to promptly pay a pro rata share of all utilities used and consumed on the Premises, including but not limited to power, water, sewer, landscaping, and trash removal.

15. Taxes:

LANDLORD shall be responsible for the payment of real property taxes and general and special assessments during the Term of the Lease; provided, however, that in the event the Lease Term shall extend into the following calendar year, TENANT shall be responsible for any increase in real property taxes and general and special assessments and shall pay the amount of any such increase to the LANDLORD as additional rent within ten (10) days of said notification.

16. Insurance:

Throughout the Term of the Lease, LANDLORD agrees to insure, at its sole expense, the Demised Premises against fire and other causes by policies which shall include standard extended coverage; provided, however, that TENANT shall be responsible for any increase in insurance premiums, resulting from any use and enjoyment of the TENANT, and shall pay the amount of any such increase to LANDLORD as additional rent.

TENANT shall carry public liability insurance, in amounts of [*] in respect of injuries to any one person, and [*] in respect of any one accident or disaster, with parties insured, thereby insuring the parties against any such claim. All such policies of insurance shall provide for not less than thirty (30) days notice to LANDLORD as a condition precedent to cancellation. Such policy shall be delivered to LANDLORD.

*	Material has been omitted pursuant to a request for confidential treatment.

TENANT shall provide LANDLORD with evidence of payment of renewal premiums or replacement of policy not later than thirty (30) days prior to the expiration of any such policy. The public liability policy shall include Premises and operations.

17. Subordination

This Lease, and all rights of TENANT hereunder, are and shall be subject and subordinate to all ground leases, overriding leases, and underlying leases affecting the Demised Premises now or hereafter existing and to all mortgages which may now or hereafter affect the Demised Premises and to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, and extensions of such leases and mortgages and spreaders, and consolidations of such mortgages (which leases and mortgages are sometimes collectively referred to herein for convenience is the “Superior Lease” and “Superior Mortgage”). This Paragraph shall be self-operative and no further instrument of subordination shall be required to make it effective; however, TENANT shall promptly execute and deliver any instrument reasonably requested to evidence such subordination.

A. TENANT agrees that in the event of any act or omission by the LANDLORD which would give that TENANT the right to terminate this Lease, or to claim a partial or total eviction, TENANT shall not exercise any such right until he has notified in writing the holder of any such mortgage which at the time shall be a lien on the Demised Premises or the underlying lessor, if any, of such act or omission.

B. If the lessor of any such Lease or the holder of any such mortgage shall succeed to the rights of LANDLORD under this Lease, then at the request of such party of succeeding to LANDLORD’s right and upon such successor written agreement to accept TENANT’s attornment, TENANT shall attorn to such successor LANDLORD and execute such instruments as may be necessary or appropriate to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, of as if it were a direct Lease between the successor LANDLORD and TENANT upon all the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor LANDLORD shall not (1) be liable for any previous act or omission of LANDLORD under this Lease (2) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to TENANT against LANDLORD; and (3) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s fixed rent unless such modification or prepayment shall have been expressly approved in writing by such LANDLORD or such holder through reason of which the successor LANDLORD shall have succeeded to the rights of LANDLORD under this lease.

C. TENANT shall deliver to LANDLORD or to its mortgagee or auditors, or prospective purchaser of the owner of the fee, when requested by LANDLORD, a certificate to the effect that this Lease is in full force and the Lessor is not in default therein, or stating specifically any exceptions thereto. Failure to give such a certificate within ten (10) business days after written request shall be conclusive evidence that the Lease is in full force and effect and LANDLORD is not in default and in such even, TENANT shall be estopped from asserting any defaults known to TENANT at that time.

18. Indemnification:

Neither LANDLORD nor any agent or employee of LANDLORD shall be liable to TENANT for injury or damage to, or loss (by other person, irrespective of the cause of such injury, damage, or loss), unless caused by or due to the negligence of LANDLORD, its agents, or employees without contributory negligence of TENANT, its agents or employees, subject to the comparative negligence of LANDLORD, its agents, or employees without contributory negligence of TENANT, its agents or employees, subject to the comparative negligence doctrine, it being understood that no property, other than such as might normally be brought upon or kept in Premises as an incident to the reasonable use of the Premises for the purposes herein permitted, will be brought upon or be kept in the Premises.

TENANT shall indemnify and save harmless LANDLORD and its agents against and from (a) any and all claims arising from the conduct or management of the Demised Premises or of any business therein or (b) any work or thing whatsoever done, or any condition created or permitted to exist (other than by LANDLORD for LANDLORD or TENANT’s account) in or about the Demised Premises during the term of this Lease, or during the period of time, if any, prior to the commencement of the term hereof that TENANT may have been given access to the Demised Premises or (c) arising from any negligent or otherwise wrongful act or omission of TENANT or any of its subTenants or its or their employees, agents, or contractors; and (d) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against LANDLORD, TENANT shall resist and defend such action or proceeding.

19. Waiver:

The failure of either the LANDLORD or the TENANT to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any right or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such or more obligations of this Lease or of the right to exercise such election, but the same shall both continue and remain in full force and effect with respect to any subsequent breach, act, or omission.

20. Notices:

Any notice, statement, demand, or other communication required or permitted to be given or made by either party to the other, pursuant to this Lease or pursuant to any applicable law, shall be deemed to have been properly given and made if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth or at such other address as may hereafter be designated by either party by notice to the other and shall be deemed to have been given or made on the day so mailed. Either party may, by notice given as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it.

FOR TENANT	FOR LANDLORD

FLOWER FARM DIRECT	MAYA PLANTATION, INC.
Attention: Abe Wynperle	Attention: Ralph Milman
3066 N.W. 30th Way	1351 N.W. 78th Ave.
Boca Raton, Florida 33431	Miami, Florida 33126

21. Liens:

TENANT further agrees that TENANT will pay all of TENANT’s contractors, subcontractors, laborers, materialmen, and all others, and will indemnify LANDLORD against all legal costs and charges, bond premiums for release of liens, and counsel fees reasonably incurred in the commencement of defense of any suit by the LANDLORD to discharge any liens, judgements, or encumbrances against the Premises caused or suffered by TENANT. It is understood and agreed between the parties hereto that the costs and charges above referred to shall be considered as rent due under this Lease payable upon demand.

The TENANT herein shall not have the authority to create an liens for labor or material on the LANDLORD’s interest in the above described property, and all persons contracting with the TENANT for the ding of any work or the furnishing of any materials on or to the Premises, and all materialmen, contractors, mechanics, and laborers, are hereby charged with notice that they must look to the TENANT only to secure the payments of any bill or work done or material furnished during the Term of this Lease.

22. Transfer by the LANDLORD:

In the event that the interest or estate of LANDLORD in the Premises shall terminate by operation of law or by bona fide sale of the Premises or by execution or foreclosure sale, or for any other reason, then and in any such event LANDLORD shall be released and relieved from all future liability and responsibility as to obligations to be performed by LANDLORD hereunder or otherwise. A voluntary conveyance of the Demised Premises shall not terminate this Lease and LANDLORD’s successor, by TENANT tendering payment of rent hereunder to such successor, shall become liable and responsible to TENANT in respect to all such obligations of LANDLORD under this Lease.

This Lease may be assigned by the LANDLORD, in which case, the TENANT, upon request by the LANDLORD, shall issue a letter stating that the Lease is in full force and effect and that there are no set-offs or claims or other defenses to rent.

23. Condemnation:

In the event any portion of the Demised Premises is taken by any condemnation or eminent domain proceeding or should the Demised Premises by conveyed in lieu of such a taking and this Lease continues in force as to any part of the Demised Premises, as hereinafter provided, the base monthly rental herein specified to be paid shall be ratably reduced according to the area of the Demised Premises which is actually taken, as of the date of such taking, and TENANT shall be entitled to no other consideration by reason of such a taking and any dangers whatsoever suffered by TENANT and occasioned by such taking shall not entitle TENANT to share to any extent in any and all income, rent, awards, or any interest therein whatsoever which may be made in connection with such a taking and TENANT does hereby relinquish and assign to LANDLORD all TENANT’s rights and equities in and to any such income, rent, awards, or any interest therein provided TENANT may retain any award compensating it for such taking.

In the event of a partial taking of the building, either by condemnation, eminent domain, or conveyance in lieu thereof, either LANDLORD or TENANT may elect to terminate this lease if the remaining area of the building shall not be reasonably sufficient for LANDLORD or TENANT to continue feasible and economical operation of the remaining portion of the building, in the LANDLORD’s or TENANT’s sole discretion. Upon the giving of such notice, this Lease shall terminate on the date of service of such notice, and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date.

Should all the Demised Premises be so taken, this Lease shall terminate as of the date of such taking and in the event TENANT shall be entitled to no damages or any consideration by reason of such taking from LANDLORD, except the cancellation and termination of this Lease as of the date of said taking.

24. Peaceful Possession:

LANDLORD warrants and represents that it is the lessee of the Demised Premises and has full right, power, and authority to enter into this Lease Agreement. So long as TENANT pays all of the fixed rent and other charges due hereunder and performs all of TENANT’s other obligations hereunder, TENANT shall peaceably and quietly have, hold, and enjoy the Demised Premises throughout the Term of this Lease, without interference or hindrance by LANDLORD or any person claiming by, through, or under LANDLORD, except that LANDLORD shall have the right to use that portion of the Premises which is vacant and is more particularly described in Exhibit C hereto (“Vacant Land”). LANDLORD and TENANT agree that each will use best efforts to accommodate the other in connection with the use of the Vacant Land, provided, however, that use of the Vacant Land shall be limited to those purposes for which the Vacant Land was used prior to the Effective Date.

25. Access, Changes in Building Facilities Name:

LANDLORD or LANDLORD’s agents shall have the right, upon request, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours to (1) examine the Demised Premises and to show them to the fee owners, holders of superior mortgages, or prospective purchasers, mortgagees of lessees of the building as an entirety, and (2) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the building or its facilities as may be provided for by this Lease or as may be mutually agreed upon by the parties or as LANDLORD may be required to make by law or in order to repair and maintain the building or its fixtures or facilities. LANDLORD shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance. LANDLORD shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises of the building.

During the Term of this Lease, LANDLORD may exhibit the Demised Premises to prospective Tenants at reasonable times and during reasonable times and during reasonable hours upon advance and proper notification to TENANT at any time during the 90 days prior to the end of the lease.

LANDLORD reserves the right, at any time, to make such reasonable changes in or to the building and the fixtures and equipment thereof as it may deem necessary or desirable.

LANDLORD may adopt any name for the building. LANDLORD reserves the right to change the name of address of the building at any time.

26. Surrender, Holding Over:

On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by LANDLORD upon the Demised Premises, TENANT shall peaceably and without notice of any so, quit and surrender the Demised Premises to LANDLORD in good order, condition, and repair, except for ordinary wear and tear and such damage or destruction as LANDLORD is required to repair or restore under the terms of this Lease, and TENANT shall remove all of TENANT’s property therefrom. TENANT specifically agrees that in the event TENANT retains possession and does not so quit and Surrender the Demised Premises to LANDLORD, then TENANT shall pay LANDLORD (1) all damages that LANDLORD may suffer on account of TENANT’s failure to so surrender and quit the Demised Premises, including but not limited to any and all claims made by succeeding Tenant of the Demised Premises against LANDLORD based on delay of LANDLORD in delivering possession of the Demised Premises to said succeeding Tenant to the extent such delay is occasioned by the failure of TENANT to so quit and surrender said Premises, and (2) rent for each month or any applicable portion of a month of such holding over at twice the amount payable for the month immediately preceding the termination of this Lease, during the time the TENANT thus remains in possession. The provisions of this paragraph do not waiver any of the LANDLORD’s right of re-entry or any other right under the terms of this lease or the laws of Florida. If TENANT shall fail to surrender the Premises as herein provided, no new tenancy shall be created and TENANT shall be guilty of unlawful detainer. No surrender of this Lease or of the Premises shall be binding on the LANDLORD unless acknowledged by LANDLORD in writing.

27. Signs:

The TENANT must, prior to installing a sign, receive LANDLORD’s prior written approval of the proposed sign, which may not be unreasonably withheld. The TENANT will submit a “permit ready” set of sign plans for LANDLORD’s approval. Notwithstanding the fact that LANDLORD shall have approved the plans the TENANT must comply with all applicable governmental rules and laws concerning signs and their installations.

28. Hazardous Waste.

The TENANT agrees not to store in, on, or outside of the Premises any hazardous materials of any type, as defined by any local, state, or federal agency, or any other toxic, corrosive, reactive, or ignitable material.

The TENANT agrees to document all hazardous waste disposal, if any, and to keep the same on file for five years and to document the same by one of the following types of documentation: A hazardous waste manifest; a bill of lading from a bonded hazardous waste substance transporter showing shipment of a licensed hazardous waste facility; or a confirmation of receipt of materials from a recycler, a waste exchange operation, or other permitted hazardous waste management facility.

TENANT agrees not to generate hazard effluents.

TENANT agrees to allow reasonable access to facilities for monitoring of the above by LANDLORD, Dade County, ERM, and the Florida DER to assure compliance with the above as well as any other condition relating to the use of the subject property.

Violation of any of the above shall be deemed to be a default on the part of the TENANT of the terms of the Lease at the opinion of the LANDLORD.

29. Radon Gas:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

30. Entire Agreement:

This Lease, along with the attached Exhibits, contains the entire agreement between the parties hereto and all previous negotiations leading hereto and it may be modified only by an agreement in writing signed and sealed by the LANDLORD and the TENANT.

IN WITNESS WHEREOF, the LANDLORD and TENANT have duly signed and executed these presents at Dade County on this 28 day of December, 1999.

Signed, Sealed and Delivered in the Presence of:	LANDLORD

MAYA PLANTATION, INC.

/s/ Ronen Koubi
By: /s/ J Bravo

As to LANDLORD:	/s/
Witness:

/s/
Witness:

TENANT

FLOWER FARM DIRECT

By: /s/ Abe J. Wynperle

As to TENANT	/s/ Yuval Moed
Witness

/s/ A Pilush
Witness

Maya Plantation

[GRAPHIC]

[GRAPHIC]

EXHIBIT B

[GRAPHIC]

EXHIBIT C

South East Wing

[GRAPHIC]

EXHIBIT D

MayaPlantation

1351 NW 78 Avenue

Miami, FL 331256

INVENTORY

OFFICE EQUIPMENT

LEASED CHAMBER

FLOWER FARM DIRECT

CHAMBER E–1:	2 DRAWERS DESK (5x2.5)	1 UNIT
	4 DRAWERS DESK (5x1.5)	1 UNIT
	2 DRAWERS FILE CABINET (2.5x2.5)	1 UNIT
	CHAIRS	2 UNITS

CHAMBER E–2:	WORKING TABKE “L” (8x2+5x2)	1 UNIT
	2 DRAWERS FILE CABINET	2 UNITS
	CHAIRS	2 UNITS

CHAMBER E–3:	2 DRAWERS DESK “L” (6x2+4x2)	6 UNITS
	2 DRAWERS FILE CABINET	5 UNITS
	HANGING CABINET (4x1.5)	6 UNITS
	CHAIRS	8 UNITS
	OFFICE DIVIDERS	5 UNITS

CHAMBER E–7:	5 DRAWERS DESK (7x3)	1 UNIT
	CHAIRS	4 UNITS

CHAMBER E–8:	4 DRAWERS DESK (5x2.5)	1 UNIT
	2 DRAWERS DESK (4x2)	2 UNITS
	2 DRAWERS FILE CABINET	1 UNIT
	4 DRAWERS FILE CABINET	1 UNIT
	CHAIRS	2 UNITS

INVENTORY

WAREHOUSE

WORKING AREA

TABLES WITH OR WITHOUT CUTTERS	20 UNITS
ROLLER CONVEYORS (UNITS 12 FEET EACH)	6 UNITS

EXHIBIT E